UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Sprint PCS (specifically Sprint Spectrum L.P.) is party to a variety of publicly filed agreements with Shenandoah Personal Communications (“Shentel PC”), pursuant to which Shentel PC is the exclusive provider of Sprint PCS’s wireless mobility communications network products in certain parts of Maryland, North Carolina, Virginia, West Virginia, Kentucky, Ohio, and Pennsylvania that are home to approximately 1.1 million subscribers, as reported by Shenandoah Telecommunications Company (“Shentel”), the parent company of Shentel PC, as of June 30, 2020. Pursuant to one such agreement, the Sprint PCS Management Agreement, dated November 5, 1999 (as amended, supplemented and modified from time to time, the “Management Agreement”), Sprint PCS was granted an option to purchase Shentel PC’s wireless telecommunications assets used to provide service under the Management Agreement. As previously disclosed, on August 26, 2020, Sprint Corporation, an indirect subsidiary of T-Mobile US, Inc. (“T-Mobile” or “we”), on behalf of and as the direct or indirect owner of Sprint PCS, exercised its option by delivering a binding notice of exercise to Shentel PC. T-Mobile’s exercise of its option triggered a requirement for the parties to engage three independent valuation providers (the “Valuation Providers”) to calculate the “entire business value” (the “Entire Business Value”) of such wireless telecommunications assets, pursuant to a formula and valuation process prescribed in the Management Agreement.

As previously disclosed, on February 1, 2021, in accordance with the Management Agreement and other agreed-upon terms, the Valuation Providers determined and calculated the Entire Business Value of Shentel’s wireless telecommunications assets used to provide services pursuant to the Management Agreement to be $2.10 billion, and correspondingly, the base purchase price for such wireless telecommunications assets shall be ninety percent (90%) of that Entire Business Value amount ($1.89 billion).

On May 28, 2021, T-Mobile USA, Inc., a Delaware corporation and a direct wholly-owned subsidiary of T-Mobile, entered into an asset purchase agreement (the “Purchase Agreement”) with Shentel, pursuant to which T-Mobile will acquire from Shentel (the “Acquisition”) certain of Shentel’s wireless telecommunications assets (the “Wireless Assets”) for an aggregate purchase price of approximately $1.89 billion in cash, subject to certain adjustments prescribed by the Management Agreement and such additional adjustments agreed by the parties. The Purchase Agreement provides that, upon the terms and conditions set forth therein, T-Mobile will purchase the Wireless Assets through the acquisition of certain assets and the assumption of certain liabilities, in each case primarily used in and related to Shentel’s wireless telecommunications business.

The consummation of the Acquisition is subject to certain customary conditions, including the receipt of certain regulatory approvals and T-Mobile expects to consummate the transactions contemplated by the Purchase Agreement in the third quarter of 2021 after satisfaction thereof.

The Purchase Agreement contains various representations and warranties and covenants customarily agreed to by the parties to such an agreement. T-Mobile and Shentel have agreed to enter into related agreements ancillary to the Acquisition that will become effective upon the consummation of the Acquisition, including certain documents related to transition services.

The foregoing description of the Purchase Agreement set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about T-Mobile, Shentel or the Wireless Assets. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about T-Mobile, Shentel or the Wireless Assets at the time they were made or otherwise and should only be read in conjunction with the other information that T-Mobile and Shentel make publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission.

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements concerning the prospects of the Acquisition, are forward-looking statements. These forward-looking statements are generally identified by the words “will,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the ability of the parties to the Purchase Agreement to satisfy the customary conditions, including the receipt of certain regulatory approvals; natural disasters, public health crises, including the COVID-19 pandemic (the “Pandemic”), terrorist attacks or similar incidents; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the Pandemic; competition, industry consolidation and changes in the market condition for wireless services; data loss or other security breaches; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; our inability to take advantage of technological developments on a timely basis; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shentel and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative cost incurred in tracking, monitoring and complying with them; our inability to manage the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the Prepaid Transaction, which we completed on July 1, 2020 (collectively, the “Divestiture Transaction”), and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; the occurrence of high fraud rates or volumes related to device financing, customer payment cards, third-party dealers, employees, subscriptions, identities or account takeover fraud; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; the possibility that we may be unable to renew our spectrum leases on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; the volatility of our stock price and our lack of plan to pay cash dividends in the foreseeable future; failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint’s business and operations, and unexpected additional operating costs, customer loss and business disruption, including maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint’s legacy customers onto T-Mobile’s existing billing platforms; and changes to existing or the issuance of new accounting standards by the Financial Accounting Standards Board or other regulatory agencies. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K:

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 28, 2021, by and between T-Mobile USA, Inc. and Shenandoah Telecommunications Company.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	T-MOBILE US, INC.

	By:	/s/ Peter Osvaldik
Peter Osvaldik
Executive Vice President and Chief Financial Officer